UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2008

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, the Compensation Committee of the Board of Directors of CSK Auto Corporation (the "Company") and its wholly owned subsidiary, CSK Auto, Inc., approved various compensation arrangements for members of the Company’s senior management, including the Company’s President and Chief Executive Officer, Lawrence N. Mondry, and certain Executive Vice Presidents and Senior Vice Presidents, who currently reside outside of the Phoenix, Arizona area and commute on a weekly basis to the Company’s headquarters in Phoenix.

The Compensation Committee of the Board of Directors of CSK Auto, Inc. approved the following arrangements at this time based on the non-management directors’ determination that it was in the Company’s stockholders’ best interests that senior management remain keenly focused on their assigned duties and the operations of the business in the context of the uncertainty and potential for distraction associated with the near term likelihood of a change in control. These arrangements consisted of additional amendments to Mr. Mondry’s employment agreement, additional amendments to the severance and retention agreements with the Company’s Executive Vice Presidents and Senior Vice Presidents, and new letter agreements between CSK Auto, Inc. and the affected executives (other than Mr. Mondry). These arrangements provide the executives with the following additional benefits:

• Following the execution of an agreement that, if consummated, would result in a change in control (as defined in the CSK Auto Corporation 2004 Stock and Incentive Plan), each of the Company’s executive officers (including Mr. Mondry) who currently reside outside of the Phoenix, Arizona area (each such executive officer referred to herein as an "Affected Executive") shall not be required or permitted (at the Company's expense) to relocate to Phoenix.

• For Mr. Mondry, the relocation benefits and car allowance described in his employment agreement and currently provided to Mr. Mondry thereunder and under CSK Auto, Inc.’s travel and relocation policies (including temporary housing in the Phoenix area, weekly travel between his home in Dallas, Texas and Phoenix and a tax gross-up for any taxable income incurred as a result of such benefits), which were scheduled to expire on June 30, 2008, will be extended until the earlier of the date that is eight months following the consummation of a change in control transaction or thirty days following his termination of employment for any reason.

• For the other Affected Executives, the relocation benefits currently provided by CSK Auto, Inc. to the executives under its travel and relocation policies (including temporary housing in the Phoenix area, weekly travel between the executive’s home and Phoenix and a tax gross-up for any taxable income incurred as a result of such benefits), will continue to be provided until the earlier of the date that is eight months following the consummation of a change in control transaction or thirty days following their termination of employment for any reason.

• Failure to honor any of the agreements regarding the reimbursement of travel and relocation expenses described above will also be considered "good reason" for the Affected Executives (including Mr. Mondry) to terminate employment under the employment and/or severance agreements.

• CSK Auto, Inc. will also reimburse each of the Affected Executives (including Mr. Mondry) for the cost of transporting their family and personal belongings from Phoenix back to their home cities following a termination of employment (other than termination of employment for cause).

• For each of the Affected Executives (including Mr. Mondry), for purposes of clarification relative to the Company’s standard relocation provisions, CSK Auto, Inc. has agreed that if there is a termination of employment following a change in control and within one year of their initial hire, the executives will not be required to repay to CSK Auto, Inc. any relocation expenses properly incurred or expended and previously reimbursed by CSK Auto, Inc.

Mr. Mondry’s employment agreement entered into between Mr. Mondry and CSK Auto, Inc. in June 2008 provides for equity grants to be made annually to Mr. Mondry, generally concurrent with the granting of awards to eligible grantees pursuant to the Company’s equity grant policy. Earlier this month, the Compensation Committee of the Board of Directors of the Company approved a cash in lieu bonus plan and specific awards for all such eligible grantees other than Mr. Mondry. On March 31, 2008, the Compensation Committee approved an amendment to Mr. Mondry’s employment agreement to permit Mr. Mondry’s scheduled 2008 annual equity grant to be made in the form of restricted stock or restricted stock units, rather than in the form of stock options. On March 31, 2008, pursuant to the terms of Mr. Mondry’s employment agreement, the Committee approved the award to Mr. Mondry of a number of shares of restricted stock having a value equal to 130% of his base salary (i.e., pursuant to the formula previously established in Mr. Mondry’s employment agreement and the Company’s equity grant policy) and determined based on Company’s stock price on April 30, 2008. The vesting provisions of this award will be the same as the vesting provisions applicable to awards under the Company’s cash-in-lieu bonus plan referenced above and previously disclosed in the Company’s Form 8-K filed on March 6, 2008. In addition, on March 31, 2008, the Compensation Committee approved an amendment to the CSK Auto Corporation 2004 Stock and Incentive Plan to accommodate this vesting schedule.

As previously disclosed in the Company’s Form 8-K filed on March 6, 2008, on March 2, 2008, the Compensation Committee of the Board of Directors of CSK Auto, Inc. adopted the 2008 General and Administrative Staff Incentive Plan (the "Bonus Plan") to afford eligible associates and officers the opportunity to be rewarded for their efforts during the 2008 fiscal year. On March 31, 2008, the Compensation Committee of the Board of Directors of CSK Auto, Inc. ratified modifications to the Bonus Plan to provide that, other than following a change in control (as defined in the CSK Auto Corporation 2004 Stock and Incentive Plan), if a plan participant’s employment is terminated by CSK Auto, Inc. without cause (as defined in the CSK Auto Corporation 2004 Stock and Incentive Plan) prior to the end of the 2008 fiscal year, such participant will be entitled to receive (at the time bonuses are paid to participants generally) a pro-rated annual bonus based on the Company’s actual results for the full year and the participant’s individual performance for the period of employment during the 2008 fiscal year prior to such termination of employment. In the event of a change in control, the additional provisions for the Company’s senior officers described in the Company’s Form 8-K filed on March 6, 2008 continue to apply. In addition, modifications to the Bonus Plan to prohibit termination or amendment of the Bonus Plan following the consummation of a change in control in a manner adverse to Bonus Plan participants were ratified. On March 31, 2008, the Compensation Committee of the Board of Directors of CSK Auto, Inc. also adopted a substantially similar bonus plan under which Mr. Mondry will participate, which bonus plan is intended to comply with the requirements of Section 162(m) of the U.S. federal income tax code.

In addition, on March 31, 2008, the Compensation Committee of the Board of Directors of the Company approved amendments to the Company’s 1996 Associate Stock Option Plan, 1996 Executive Stock Option Plan, and 1999 Employee Stock Option Plan to provide that if an option holder’s employment with the Company is terminated for any reason other than cause within one year following a sale transaction (as defined in the plans), all stock options then held by the holder will remain exercisable until the earlier of the one year following the date of such termination of employment and the expiration of the option’s term.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

April 4, 2008	By:	Randi Val Morrison

Name: Randi Val Morrison
Title: Senior Vice President, General Counsel and Secretary